Exhibit 99.1

EMERA ACQUISITION OF TECO ENERGY APPROVED BY NEW MEXICO PUBLIC REGULATION COMMISSION

HALIFAX, Nova Scotia and TAMPA, Florida, June 22, 2016 - Emera Inc. (“Emera”) (TSX: EMA) and TECO Energy, Inc. (“TECO Energy”) (NYSE:TE) today announced that the New Mexico Public Regulation Commission (“NMPRC”) voted unanimously to approve a Final Order authorizing, among other things, Emera’s proposed acquisition of TECO Energy and the indirect acquisition of New Mexico Gas Company, Inc. (“NMGC”) (“Acquisition”).

“We are pleased that the New Mexico Public Regulation Commission has voted unanimously to approve the Acquisition and we appreciate the significant contributions by all parties who participated in the process, which only through those efforts, allowed us to reach this successful conclusion,” said Chris Huskilson, President and CEO of Emera Inc. “We look forward to our future in New Mexico and supporting the New Mexico Gas Company’s work in serving its customers and communities. We are excited about the many growth opportunities we see in both New Mexico and Florida.”

We are awaiting the filing of the NMPRC’s written order. That filing will complete the final required regulatory approval and accordingly, all conditions precedent to completing the Acquisition will have been fulfilled other than the customary closing conditions. The transaction closing is expected to occur on or about July 1st, 2016.

Emera will issue on or prior to the closing date a final instalment notice (the “Final Instalment Notice”) notifying holders of its 4% convertible unsecured subordinated debentures (“Debentures”) represented by instalment receipts of the date on which payment of the final instalment is due, which date shall be not less than 15 days nor more than 90 days after the date of the Final Instalment Notice in accordance with the terms of the instalment receipts. Additional details will be set out in the Final Instalment Notice regarding, among other things, the right of holders of Debentures who have paid the final instalment to receive a make-whole payment and to convert their Debentures into Emera common shares.

About TECO Energy, Inc.

TECO Energy Inc. (NYSE:TE) is an energy-related holding company with regulated electric and gas utilities in Florida and New Mexico. Tampa Electric serves nearly 725,000 customers in West Central Florida; Peoples Gas serves nearly 365,000 customers across Florida; and New Mexico Gas Co. serves more than 515,000 customers across New Mexico.

About Emera Inc.

Emera Inc. is a geographically diverse energy and services company headquartered in Halifax, Nova Scotia with approximately $11.5 billion in assets and 2015 revenues of $2.79 billion. The company invests in electricity generation, transmission and distribution, as well as gas transmission and utility energy services with a strategic focus on transformation from high carbon to low carbon energy sources. Emera has investments throughout northeastern North America, and in four Caribbean countries. Emera continues to target having 75-85% of its adjusted earnings come from rate-regulated businesses. Emera’s common and preferred shares are listed on the Toronto Stock Exchange and trade respectively under the symbol EMA, EMA.PR.A, EMA.PR.B, EMA.PR.C, EMA.PR.E, and EMA.PR.F and instalment receipts are listed and trade under the symbol EMA.IR. Depositary receipts representing common shares of Emera are listed on the Barbados Stock Exchange under the symbol EMABDR. Additional Information can be accessed at www.emera.com or at www.sedar.com.

Forward Looking Information

This news release contains forward-looking information within the meaning of applicable securities laws with respect to, among other things, the completion of the acquisition of TECO Energy. Important factors that could cause actual performance and results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to the following: (i) the risk that other conditions to the closing of the proposed acquisition may not be satisfied; and (ii) the timing to consummate the acquisition. There can be no assurance that the proposed acquisition will be completed, or if it is completed, that it will close within the anticipated time period. These factors should be considered carefully, and undue reliance should not be placed on the forward-looking statements. By its nature, forward-looking information requires the use of assumptions and is subject to inherent risks and uncertainties. These statements reflect Emera’s and TECO Energy’s current beliefs and are based on information currently available to them. There is risk that predictions, forecasts, conclusions and projections that constitute forward-looking information will not prove to be accurate, that the assumptions may not be correct and that actual results may differ materially from such forward-looking information. Additional detailed information about these assumptions, risks and uncertainties is included in (i) Emera’s securities regulatory filings, including under the heading “Business Risks and Risk Management” in Emera’s annual Management Discussion and Analysis, and under the heading “Principal Risks and Uncertainties” in the notes to Emera’s annual and interim financial statements which can be found on SEDAR at www.sedar.com and (ii) under the heading “Risk Factors” in TECO Energy’s Annual Report on Form 10-K for the year ended December 31, 2015, as updated in subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, Emera and TECO Energy disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Emera:

Investor Relations:

Scott LaFleur, 902-428-6375

scott.lafleur@emera.com

Media:

Neera Ritcey, 902-222-2683

neera.ritcey@emera.com

TECO Energy:

Investor Relations:

Mark Kane, 813-228-1772

mmkane@tecoenergy.com

Media:

Cherie Jacobs, 813-228-4945

cljacobs@tecoenergy.com